EXHIBIT 8.3

                      [LETTERHEAD OF LATHAM & WATKINS LLP]



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June 30, 2005



Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York  10036

            Re:   Morgan Stanley Capital I Inc.
                  Registration Statement on Form S-3
                  ----------------------------------

Ladies and Gentlemen:

      We have acted as special counsel to Morgan Stanley Capital I Inc. (the "Company") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Mortgage Pass-Through Certificates (the "Certificates"), issuable in series (the "Series"). As described in the Registration Statement, each Series of Certificates will be issued under and pursuant to the terms and conditions of a separate pooling and servicing agreement between the Company, a trustee, a master servicer and, where appropriate, a special servicer, each to be identified (together with any other relevant parties) in the prospectus supplement for such Series of Certificates.

      In rendering our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the prospectus (the "Prospectus") and the form of the prospectus supplement (the "Prospectus Supplement") included therein, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

      In rendering our opinion, we have examined the Internal Revenue Code of 1986, as amended, as of the date hereof, the Treasury Regulations promulgated thereunder, judicial decisions, legislative history and such other authorities as we have deemed appropriate. The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively.

      We express no opinion as to any laws other than the federal income tax and, to a limited extent, certain federal estate tax laws of the United States of America as of the date hereof.

      Based upon and subject to the foregoing, it is our opinion that the statements in the Prospectus under the captions "Summary of Prospectus-Tax Status of the Certificates" and "Federal Income Tax Consequences," insofar as they purport to summarize certain provisions of specific statutes and regulations referred to therein are accurate summaries in all material respects, based on existing law and the assumptions and subject to the limitations stated therein.

      The foregoing opinion and the discussion contained in the Prospectus under the captions "Summary of Prospectus-Tax Status of the Certificates" and "Federal Income Tax Consequences" represent our conclusions as to the application of existing law. Our opinion is not binding on the Internal Revenue Service or the courts and no assurance can be given that the Internal Revenue Service will not assert contrary positions or that the law (including the interpretation thereof) will not change. We also note that the Prospectus and Prospectus Supplement filed with the Registration Statement do not relate to any specific transaction. Accordingly, the above-referenced description of federal income and estate tax consequences may require modifications in the context of an actual transaction. We express no opinion either as to any matter not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

      Any change in applicable law, which may change at any time, or a change in the facts or documents on which our opinion is based, or any inaccuracy in the representations or warranties on which we have relied, may affect the validity of the foregoing opinion. This firm undertakes no obligation to update this opinion in the event that there is either a change in the legal authorities, facts or documents on which this opinion is based, or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

      This letter is furnished only to you, and is for your use in connection with the registration of Certificates pursuant to the Registration Statement upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion letter may not be used, relied upon, circulated, furnished, quoted or otherwise referred to by any other person, firm or other entity for any purpose without our prior written consent in each instance, which may be granted or withheld in our sole discretion, except that this opinion letter may be relied upon by the investors who purchase Certificates pursuant to the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 8.3 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder.

                                       Very truly yours,


                                      /s/ LATHAM & WATKINS LLP